Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Tom Schuler

(317) 822-5681

tschuler@braunconsult.com

BRAUN CONSULTING REPORTS FOURTH QUARTER RESULTS

Announces 23% Quarterly Sequential Growth in Consulting Revenue and

Pro-Forma EPS of $.01 for Fourth Quarter

CHICAGO, IL — February 4, 2004 — Braun Consulting (Nasdaq: BRNC), a professional services firm delivering customer-focused business solutions, today reported financial results for the fourth quarter ended December 31, 2003.

Revenue prior to project expense reimbursements for the fourth quarter of 2003 was $9.3 million, an increase of 23.2 percent from the $7.5 million recorded in the third quarter of 2003, and an increase of 15.6 percent from revenue prior to project expense reimbursements of $8.0 million for the same period a year ago. Total revenue for the fourth quarter of 2003, including reimbursable expenses, was $10.1 million, an increase of 20.2 percent from the $8.4 million recorded in the third quarter of 2003, and an increase of 12.1 percent from total revenue of $9.0 million for the same period a year ago. The net loss for the fourth quarter of 2003 was $832 thousand or $0.05 per share, compared to a net loss of $21.7 million or $1.14 per share for the same period a year ago. For the three months ended December 31, 2003 and 2002, diluted weighted average shares outstanding were 17,788,667 and 19,111,314, respectively.

Pro forma net income, excluding certain non-cash items and special charges of $1.3 million, for the fourth quarter of 2003 was $96 thousand or $0.01 per share, compared with pro forma net loss, excluding special charges of $20.5 million, of $3.1 million or $0.16 per share, for the same period a year ago. Non-cash items for the fourth quarter of 2003 consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses incurred during the fourth quarter of 2003. The valuation allowance for all deferred tax assets was established to account for the unpredictability surrounding the timing of realization of the Company’s net operating losses for income tax purposes based on uncertain economic conditions. Braun retains the benefit of these assets, which have a remaining life of 20 years. Special charges for the fourth quarter of 2003 included costs related to the consolidation of office space ($1.0 million) and an increase in the valuation allowance for all deferred tax assets ($305 thousand). Special charges and non-cash items for the fourth quarter of 2002, consisted of severance costs ($1.4 million), costs related to the consolidation of office space ($3.4 million), and a valuation allowance for all deferred tax assets ($15.7 million).

Commenting on the results, Chairman and CEO Steve Braun said:  “Our strong revenue performance confirms that we are financially and strategically on track.  Our efforts in 2003 to re-focus the business on key growth markets; hire high impact professionals; and hone our service offerings to support our evolving positioning as customer value architects are paying dividends, and have positioned Braun for the next phase of growth.

Reflecting our strong internal execution, we drove operational improvements along several dimensions. Revenue per consultant, utilization, and billing rates all improved in the fourth quarter. In addition, continued restructuring of lease obligations during the quarter lead to a reduction of approximately $3.2 million in future lease payments, and we expect further reductions in the near term”.

“Our strategic framework for capturing customer value, coupled with the Company’s enterprise data capability and industry expertise, have served to provide additional competitive advantage and elevate our role within client organizations,” continued Braun.  “Over the last nine months we have seen a gradual increase in the size and scope of client opportunities – a trend which confirms the strength and relevance of our message around architecting customer value and our integrated approach to helping clients. From a competitive standpoint, we secured eight significant new clients in the fourth quarter, our highest quarterly total in 2003.  Today, the assignments we are tackling are far more strategic and substantive in nature; we are working side by side with senior executives to bring strategic, enterprise-wide customer solutions from concept to reality.”

Revenue before project expense reimbursements for the twelve months ended December 31, 2003, was $31.6 million, down 31.2 percent from revenue of $45.9 million for the same period a year ago.  Total revenue for the twelve months ended December 31, 2003, including reimbursable expenses, was $35.0 million, a decrease of 31.0 percent from total revenue of $50.8 million for the same period a year ago. The net loss for the twelve months ended December 31, 2003, was $11.2 million, or $0.65 per share, compared to a net loss of $28.1 million or $1.39 per share for the same period a year ago. For the twelve months ended December 31, 2003 and 2002, basic weighted average shares outstanding were 17,201,179 and 20,245,150, respectively.

Pro forma net loss, excluding certain non-cash items of $6.3 million, for the twelve months ended December 31, 2003, was $5.4 million or $0.31 per share, compared to pro forma net loss, excluding special charges of $24.1 million, of $7.4 million or $0.36 per share, for the same period a year ago.  Non-cash items and special charges for the twelve months ended December 31, 2003, consisted of increases in the valuation allowance for all deferred tax assets related to net operating losses ($5.3 million) and special charges associated with the consolidation of office space ($1.0 million).  Non-cash items and special charges for the twelve months ended December 31, 2002, consisted of increases in the valuation allowance for all deferred tax assets related to net operating losses ($15.7 million); severance costs ($3.1 million); and costs related to the consolidation of office space ($5.3 million).

“Building on our fourth quarter performance, we are off to a positive start in 2004,” said Braun.  “However, our economic outlook remains conservative. We expect revenue in the first quarter of 2004, prior to project expense reimbursements, to be in a range of $9.0 million to $9.5 million."

Braun Consulting will host a conference call for investors today at 5:00 PM EDT to further discuss financial results for the fourth quarter and future outlook.   Steve Braun, Chairman and Chief Executive Officer, and Tom Schuler, Senior Vice President, will lead the call.  To participate, please dial 888.898.2740.  The conference call will also be broadcast live on the Internet.  To hear the Webcast, please go to www.braunconsult.com, and click on Investor Relations.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not strictly historical are “forward-looking” statements that involve risks or uncertainties, many of which are not under the control of the Company. The risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statement.  Such risks and uncertainties include, but are not limited to, the nature of the market and demand for our service offerings, competition, overall general business and economic conditions, the nature of our clients and project engagements, attracting and retaining highly skilled employees, the ability of our clients to pay for our services, timely payment by clients for services rendered, and our ability to effectively manage growth and client relationships, as well as other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission. The Company is under no duty to update any of the forward-looking statements after the date of this report or to conform these statements to actual results or changes in its expectations.

About Braun Consulting

Braun Consulting, Inc. (Nasdaq: BRNC) is a professional services firm delivering customer-focused business solutions to Fortune 1000 and middle market companies.  Braun Consulting combines cutting-edge business intelligence and CRM/eCRM technologies with business strategy to help clients build customer loyalty.  By creating the necessary connection between technology and strategy, Braun builds effective business solutions that help clients drive business performance and cultivate long-term relationships with their most valuable customers.  Founded in 1993, Chicago-based Braun Consulting has 5 offices throughout the U.S. Braun Consulting maintains strategic alliances with top developers of enterprise applications, including BEA Systems, Microsoft, Oracle, SAP, Siebel, Business Objects, Documentum, and others.  Additional information about Braun Consulting is available at www.braunconsult.com

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BRAUN CONSULTING, INC.

STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenue:
Revenue before expense reimbursements	$9,257	$8,007	$31,606	$45,943
Expense reimbursements	855	1,015	3,430	4,828
Total revenue	10,112	9,022	35,036	50,771

Costs and expenses:
Project personnel and expenses	5,353	7,089	24,361	34,801
Reimbursable expenses	855	1,015	3,430	4,828
Selling and marketing expenses	946	1,300	3,398	4,548
General and administrative expenses	2,761	4,515	14,093	18,804
Stock compensation	19	2	21	30
Special charges	1,039	4,813	1,039	8,437
Total costs and expenses	10,973	18,734	46,342	71,448
Operating loss	(861)	(9,712)	(11,306)	(20,677)
Interest income	35	146	251	752
Loss before provision for income taxes	(826)	(9,566)	(11,055)	(19,925)
Provision for income taxes	6	12,135	161	8,213
Net loss	$(832)	$(21,701)	$(11,216)	$(28,138)

Loss per share:
Basic	$(0.05)	$(1.14)	$(0.65)	$(1.39)
Diluted	$(0.05)	$(1.15)	$(0.66)	$(1.41)

Reconciliation of net loss to pro forma net loss, excluding certain non-cash items and special charges:
Net loss	(832)	(21,701)	(11,216)	(28,138)
Change in valuation allowance of deferred tax assets	305	15,695	5,234	15,695
Special charges	1,039	4,813	1,039	8,437
Pro forma net income (loss) before tax effect of special charges	512	(1,193)	(4,943)	(4,006)
Tax effect of special charges	(416)	(1,925)	(416)	(3,375)
Pro forma net income (loss), excluding certain non-cash items and special charges	$96	$(3,118)	$(5,359)	$(7,381)

Pro forma loss per share, excluding certain non-cash items and special charges:
Basic	$0.01	$(0.16)	$(0.31)	$(0.36)
Diluted	$0.01	$(0.16)	$(0.31)	$(0.36)

Weighted average shares:
Basic	17,114,320	19,111,314	17,201,179	20,245,150
Diluted	17,788,667	19,111,314	17,201,179	20,245,150

Notes:

The Company provides pro forma earnings results (which exclude costs associated with employee severances and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles “GAAP”.  To supplement its financial statements presented in accordance with GAAP, Braun Consulting uses non-GAAP measures of pro forma results of operations.  These non-GAAP results are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future.  The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods.  In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

Potentially dilutive securities of 674,347 and 32,120, respectively, were excluded from the diluted loss per share calculation for the quarters ended December 31, 2003 and 2002, and 340,844 and 222,206 for the twelve months ended December 31, 2003 and 2002, respectively, as their effects would have been anti-dilutive to the loss incurred by the Company.

BRAUN CONSULTING, INC.

BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$4,588	$1,803
Restricted cash	3,500	3,500
Marketable securities	7,575	26,800
Accounts receivable (net of allowance: $280 in 2003; $290 in 2002)	8,253	6,504
Prepaid expenses and other current assets	1,119	714
Total current assets	25,035	39,321

Equipment, furniture and software - net	5,835	8,015
Deferred tax asset (net of allowance: $21,000 in 2003; $15,766 in 2002)	—	—

Total assets	$30,870	$47,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$959	$900
Accrued compensation	760	331
Other accrued liabilities	307	861
Accrued restructuring	642	2,571
Unearned revenue	1,362	1,837
Total current liabilities	4,030	6,500

Deferred rent	1,080	1,134
Accrued restructuring	1,251	2,800
Total liabilities	6,361	10,434

Stockholders’ equity:
Preferred stock, $0.001 par value at December 31, 2003 and December 31, 2002; authorized 10,000,000 shares at December 31, 2003 and December 31, 2002; no shares have been issued at December 31, 2003 and December 31, 2002	—	—
Common stock, $0.001 par value at December 31, 2003 and December 31, 2002; authorized 50,000,000 shares at December 31, 2003 and December 31, 2002; issued and outstanding 17,122,453 shares at December 31, 2003 and 18,279,765 shares at December 31, 2002	17	18
Additional paid-in capital	102,892	104,070
Unearned deferred compensation	0	(2)
Accumulated deficit	(78,400)	(67,184)

Total stockholders’ equity	24,509	36,902

Total liabilities and stockholders’ equity	$30,870	$47,336

BRAUN CONSULTING, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(11,216)	$(28,138)
Adjustments to reconcile net loss to net cash flows from operating activities:
Compensation expense related to stock options	21	30
Income tax benefit from disqualifying stock dispositions	72	—
Loss on disposal of assets	217	1,038
Loss on impairments	—	121
Deferred income taxes	—	8,081
Provision for losses on accounts receivable	148	255
Depreciation and amortization	2,106	2,834
Non-cash restructuring costs	669	—
Changes in assets and liabilities:
Accounts receivable	(1,897)	8,336
Income taxes receivable	—	140
Prepaid expenses and other current assets	(405)	(89)
Accounts payable	59	(853)
Accrued liabilities	(125)	(379)
Deferred rent	(54)	324
Accrued restructuring	(4,147)	1,806
Unearned revenue	(475)	199
Net cash flows from operating activities	(15,027)	(6,295)

Cash flows from investing activities:
Purchases of marketable securities	(1,625)	(20,000)
Sales of marketable securities	20,850	31,350
Purchases of equipment, furniture and software	(143)	(481)
Net cash flows from investing activities	19,082	10,869

Cash flows from financing activities:
Exercise of stock options	13	729
Employee stock purchase plan	63	225
Increase in restricted cash	—	(3,500)
Treasury stock purchase and retirement	(1,346)	(2,898)
Net cash flows from financing activities	(1,270)	(5,444)

Net decrease in cash and cash equivalents	2,785	(870)

Cash and cash equivalents at beginning of period	1,803	2,673

Cash and cash equivalents at end of period	$4,588	$1,803

Supplemental disclosure of cash flow information:

Interest paid	$—	$—
Income taxes paid	$89	$76